UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 Or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 22, 2011

CVS CAREMARK CORPORATION
(Exact name of registrant as specified in charter)

Delaware	001-01011	05-0494040
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One CVS Drive, Woonsocket, Rhode Island 02895
(Address of principal executive offices)

Registrant’s telephone number, including area code: (401) 765-1500

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03. Material Modification to Rights of Security Holders

On August 22, 2011, CVS Caremark Corporation (the “Company”) terminated the replacement capital covenant, which was entered into on May 25, 2007 for the benefit of the holders of the Company’s 6.125% Senior Notes due August 15, 2016. The replacement capital covenant was described in, and a copy of the replacement capital covenant was filed as Exhibit 99.1 to, the Company’s Current Report on Form 8-K dated May 25, 2007. Prior to its termination, the replacement capital covenant prohibited the Company from repaying, redeeming or repurchasing its 6.302% Enhanced Capital Advantaged Preferred Securities due 2062 (the “ECAPS”) before June 1, 2047 unless a specified portion of the funds used to repay, redeem or repurchase the ECAPS were obtained by the Company through the sale of common stock or certain other equity or equity-like securities. A copy of the Termination evidencing the termination of the replacement capital covenant is attached hereto as Exhibit 4.1.

Item 8.01.  Other Events

On August 22, 2011, the Company issued a press release announcing the expiration of its consent solicitation relating to its 6.125% Senior Notes due August 15, 2016.  A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

4.1	Termination of Replacement Capital Covenant, dated August 22, 2011

99.1	Press Release, dated August 22, 2011, of CVS Caremark Corporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CVS CAREMARK CORPORATION

Date:	August 22, 2011	By:	/s/ David M. Denton
			Name:	David M. Denton
			Title:	Executive Vice President and Chief Financial Officer